Exhibit 99.1

Marathon Patent Group, Inc. Announces Strong Third Quarter 2014 Financial Results

Revenues for the Quarter increase to a record $13.5 million
GAAP net income of $3.5 million, or $0.61 per basic share and $0.44 per diluted share

ALEXANDRIA, VA--(Marketwired – November 12, 2014) - Marathon Patent Group, Inc. (NASDAQ: MARA) (“Marathon” or the “Company”), a patent licensing company, announced today financial results for the third quarter ended September 30, 2014.  Highlights included:

•	Revenues of $13.5 million, up 255% from $3.8 million from the prior quarter and more than 18 times higher than $0.7 million in the third quarter last year

•
Achieved GAAP net income for the first time in the Company’s history; GAAP net income totaled $3.5 million or $0.61 per basic share, as compared to GAAP net loss of $1.6 million or ($0.29) per diluted share in the prior quarter and GAAP net loss of $0.9 million or ($0.21) per basic share in the same quarter last year.

•
Non-GAAP net income of $6.9 million, or $1.20 per share, up from Non-GAAP net income of $1.2 million, or $0.21 per diluted share in the prior quarter and Non-GAAP net loss of $0.1 million, or ($0.03) per diluted share in the comparable year-ago time period. A detailed reconciliation of GAAP to Non-GAAP results can be found at the end of the release.

•	Cash and cash equivalents of $5.6 million as of September 30, 2014, compared to $6.5 million as of June 30, 2014 and $3.6 million as of December 31, 2013.

•	Accounts receivable of $10.5 million as of September 30, 2014, compared to $0.1 million as of June 30, 2014 and $0.3 million as of December 31, 2013.

•	Acquired 2 active patent portfolios consisting of 71 patents during the quarter.

Commenting on the Company’s third quarter financial results, Doug Croxall, Founder & Chief Executive Officer of Marathon, stated, “Marathon saw significant growth in the third quarter. Revenues of $13.5 million were up 255% on a sequential basis and were more than 18 times higher year-over-year.  This increase in our top-line can be attributed to strong execution of our patent licensing campaigns and the expansion of our patent portfolio, which we continue to diversify across a wide range of industries, technology areas and stages of maturity.”

Mr. Croxall continued, “In addition to our strong top-line growth, Marathon achieved GAAP profitability for the first time in the Company’s history.  GAAP net income for the quarter totaled $3.5 million, equating to $0.61 per basic share and $0.44 per diluted share. These results are indicative of our ability to execute our business plan, and we continue to strive to drive profitable growth and create value for our shareholders.”

“Looking forward, we believe that we will continue to make strides in the fourth quarter. At the end of October, a court in Germany ruled in favor of Marathon’s German subsidiary, MedTech Development Deutschland GmbH, by finding that Stryker GmbH & Co. infringes the asserted patents.  As a result of this ruling, we expect to pursue an injunction within the borders of Germany.  The German rulings and the unofficial English translations can be found on our web page,” Mr. Croxall concluded.

Third Quarter 2014 Results

Revenue for the third quarter of 2014 totaled $13.5 million, an increase from revenue of approximately $0.7 million in the third quarter of 2013 and up 255% from $3.8 million in revenue for the second quarter of 2014. The growth in revenue was driven by the issuance of larger one-time, non-recurring, non-exclusive, non-tangible licenses to five different entities and their affiliates, licenses to two of which accounted for nearly 100% of the Company’s revenues in the third quarter of 2014.

Direct costs of revenues for the third quarter of 2014 totaled $5.6 million, an increase of approximately $5.2 million from the third quarter 2013 and $3.8 million, sequentially. Direct costs of revenues includes contingent payments to patent litigation attorneys, licensing advisors and previous patent owners along with non-contingent costs, principally legal fees and costs for technical experts, associated with enforcing the Company’s patent rights and entering into settlement and licensing agreements. The increase in direct costs of revenues compared to the second quarter can be attributed to contingent payouts to counsel and former patent owners on significantly higher levels of revenue and various non-contingent costs associated with Marathon’s patent rights (but exclusive of patent amortization expenses).

Gross profit for the quarter totaled $7.9 million, or 58% of revenues, as compared to $0.3 million, or 43% of revenues, in the comparable year-ago time period and $2.1 million, or 54% of revenues, in the second quarter of 2014.

Total operating expenses, for the third quarter of 2014, including amortization of patents, compensation and related taxes, consulting and professional fees and other general and administrative fees were $3.7 million, compared with total operating expenses of $1.3 million in the third quarter of 2013 and total operating expenses of $2.4 million in the second quarter of 2014.

Despite the significant increase in revenue, on a cash basis, cash operating expenses rose slightly from $0.9 million in the second quarter of 2014 to $1.0 million in the third quarter of 2014.  Cash operating expenses were $0.6 million for the third quarter of 2013.  Total non-cash operating expenses for the third quarter of 2014 were $2.7 million.

GAAP net income for the third quarter of 2014 was $3.5 million, or $0.61 per basic share, compared with a net loss of $0.9 million, or a loss of ($0.21) per diluted share, in the third quarter of 2013 and a net loss of $1.6 million, or a loss of ($0.29) per diluted share, in the second quarter of 2014.

On a non-GAAP basis, net income for the quarter totaled $6.9 million, or $1.20 per basic share, compared to non-GAAP net loss of $0.1 million, or a loss of ($0.03) per share, in the comparable year-ago time period, and non-GAAP net income of $1.2 million, or $0.21 per share, in the second quarter of 2014. A reconciliation of GAAP to non-GAAP financials can be found in the financial tables at the end of this press release.

As of September 30, 2014, cash and cash equivalents totaled $5.6 million as compared to $3.6 million as of December 31, 2013.

Acquisition of Patents

In August, Marathon entered into a patent purchase agreement to acquire a portfolio of patents from Clouding IP related to network and data management technology.

In September, Marathon acquired TLI Communications LLC, owner of US patent No. 6,038,295 (the “295 Patent”), an apparatus and method for recording, communicating and administering digital images. The 295 Patent is currently being asserted against 21 defendants in Eastern District of Virginia, including, but not limited to, Facebook, Google, Twitter, Yahoo, Pinterest, Apple and others. A claim construction hearing for all member cases in the TLI Communications patent litigation will be held on January 20, 2015 at the University of Virginia School of Law.

Launch of Opus Patent Analysis Platform

In September, Marathon announced the commercial launch of Opus™ Patent Analysis Platform. Opus includes a set of proprietary analytical tools that offer an unparalleled ability to both quickly evaluate a large patent portfolio as well as to deeply assess the strength of individual patents utilizing the unique Alpha Score™ system. Opus is available as a SaaS (software as a service) offering and is compatible with all computing platforms. For additional information, including pricing, visit the Opus website at www.opus.marathonpg.com.

Subsequent Events

On October 10, 2014 Marathon entered into an acquisition agreement with MedTech Development LLC becoming the sole interest holder of OrthoPhoenix and TLIF as well as the sole shareholder and owner of MedTech Development Deutschland GmbH (“MedTech GmbH”). The patent portfolios included as part of this transaction cover inventions and technologies related to kyphoplasty, intervertebral inserts and heart valve technology. As previously announced, on October 30, 2014, a Germany Court ruled in favor of MedTech GmbH and found that Stryker GmbH & Co infringed the asserted patents.  Marathon expects to pursue injunctive relief in the very near future.

On October 16, 2014, Marathon accepted subscriptions to issue 11% convertible notes in the aggregate principal amount of $5,550,000 due 2018 with 35% warrant coverage. The notes and warrants, which on full conversion or exercise, at the initial conversion price of $15.00 per share and $16.50 per share for the warrants, could result in additional new shares being issued. The notes carry a mandatory conversion clause should the stock trade at a closing price of at least $27.00 per share for any four trading days within an eight trading day period.

In addition, on October 22, 2014 Marathon’s wholly-owned subsidiary Vantage Point Technology Inc. filed patent infringement lawsuits against Amazon.com Inc., Apple, Inc., Box, Inc., Dropbox, Inc., Google Inc., and SugarSync, Inc. in the US District Court for the Eastern District of Texas.  Vantage Point is asserting infringement related to U.S. Patent No. 6,615,233 (the “233 Patent").

Investor Conference Call

The Company will host a conference call to discuss the results featuring Chief Executive Officer Doug Croxall and Chief Financial Officer Frank Knuettel II today at 4:30 PM ET/1:30 PM PT.. To participate in the conference call, investors from the U.S. and Canada should dial (855) 327-6837 ten minutes prior to the scheduled start time. International callers should dial (631) 982-4565.

In addition, the call will be broadcast live over the Internet hosted at the Investor Relations section of the Company's website at www.marathonpg.com and will be archived online upon completion of the conference call. A telephonic replay of the conference call will also be available until 11:59 p.m. ET on Wednesday, November 19, 2014 by dialing (877) 870-5176 in the U.S. and Canada and (858) 384-5517 internationally and entering the passcode: 91106.

About Marathon Patent Group

Marathon is a patent acquisition and monetization company. The Company acquires patents from a wide-range of patent holders from individual inventors to Fortune 500 companies. Marathon's strategy of acquiring patents that cover a wide-range of subject matter allows the Company to achieve diversity within its patent asset portfolio. Marathon generates revenue with its diversified portfolio through actively managed concurrent patent rights enforcement campaigns. This approach is expected to result in a long-term, diversified revenue stream. To learn more about Marathon Patent Group, visit www.marathonpg.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the effect of the global economic downturn on technology companies, the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other filings with the Securities and Exchange Commission (the “SEC”) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Marathon Patent Group's financial results will vary, and may vary significantly, from quarter to quarter. This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the SEC, not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACT INFORMATION

Investor Relations Contact:

Marathon Patent Group
Daniel Gelbtuch
Chief Marketing Officer
917-509-9582
daniel@marathonpg.com

Addo Communications
Lasse Glassen
Director
424-238-6249
lasseg@addocommunications.com

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	September 30, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash	$5,556,584	$3,610,262
Accounts receivable - net	10,510,000	270,000
Marketable securities - available for sale securities	-	6,250
Prepaid expenses and other current assets	340,456	752,931
Total current assets	16,407,040	4,639,443

Other assets:
Property and equipment, net	13,026	13,640
Intangible assets, net	33,514,365	6,157,659
Deferred tax assets	1,949,401	-
Goodwill	1,606,800	2,144,488
Total other assets	37,083,592	8,315,787

Total Assets	$53,490,632	$12,955,230
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,665,707	$754,945
Clouding IP earn out - current portion	2,148,000	-
Income tax payable	467,997	-
Notes payable	6,062,500	-
Total current liabilities	14,344,204	754,945

Long-term liabilities
Clouding IP earn out, long-term portion	10,967,000	-
Total long-term liabilities	10,967,000	-

Liabilities of discontinued operations	-	30,664
Total liabilities	25,311,204	785,609

Stockholders' Equity:
Series A Convertible Preferred Stock, $.0001 par value, 50,000,000 shares authorized: 1,008,194 and 0 issued and outstanding at September 30, 2014 and December 31, 2013	101	-
Series B Convertible Preferred Stock, $.0001 par value, 50,000,000 shares authorized: 391,000 and 0 issued and outstanding at September 30, 2014 and December 31, 2013	39	-
Common stock, ($.0001 par value; 200,000,000 shares authorized; 5,799,448 and 5,489,593 issued and outstanding at September 30, 2014 and December 31, 2013	580	549
Additional paid-in capital	35,709,773	22,673,287
Accumulated other comprehensive income - marketable securities available for sale	-	(6,250)
Accumulated deficits	(7,531,065)	(10,487,469)

Total Marathon Patent Group, Inc. equity	28,179,428	12,180,117

Non-controlling interest in subsidiary	-	(10,496)

Total stockholders' equity	28,179,428	12,169,621

Total liabilities and stockholders' equity	$53,490,632	$12,955,230

The accompanying notes are an integral part of these consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2013	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$13,455,472	$710,500	$20,059,972	$2,235,479

Cost of revenues (cost of revenue is exclusive of patent amortization expenses)	5,584,542	403,013	8,448,954	687,638

Gross profit	7,870,930	307,487	11,611,018	1,547,841

Expenses
Amortization of patents and website	1,480,311	384,977	2,872,638	860,657
Compensation and related taxes	824,165	470,786	2,266,283	1,938,814
Consulting fees	785,601	269,012	1,550,155	444,921
Professional fees	408,280	116,373	933,751	564,597
General and administrative	166,216	108,278	380,400	315,260
Total operating expenses	3,664,573	1,349,426	8,003,227	4,124,249

Operating income (loss) from continuing operations	4,206,357	(1,041,939)	3,607,791	(2,576,408)

Other income (expenses)
Other income	4,187	-	4,187	-
Other expense	(24,994)	-	(25,764)	-
Realized loss - available for sale	-	(38,819)	-	(38,819)
Impairment of goodwill	(2,144,488)	-	(2,144,488)	-
Interest income	138	474	632	1,114
Interest expense	-	(243)	(20)	(702)
Total other income (expenses)	(2,165,157)	(38,588)	(2,165,453)	(38,407)

Income (loss) from continuing operations before benefit for income taxes	2,041,200	(1,080,527)	1,442,338	(2,614,815)

Income tax benefit	1,481,404	-	1,481,404	-

Income (loss) from continuing operations	3,522,604	(1,080,527)	2,923,742	(2,614,815)

Discontinued operations:
Income from discontinued operations, net of tax	-	145,207	-	263,460

Net Income (loss)	3,522,604	(935,320)	2,923,742	(2,351,355)
Deemed dividends related to beneficial conversion feature of Series A Convertible Preferred Stock	-	-	(1,271,492)	-

Net income (loss) available to common shareholders	3,522,604	(935,320)	1,652,250	(2,351,355)

Income (loss) per common share, basic:
Income (loss) from continuing operations	$0.61	$(0.21)	$0.52	$(0.60)
Income from discontinued operations	-	0.03	-	0.06
	$0.61	$(0.18)	$0.52	$(0.54)

Income (loss) per common share, diluted:
Income (loss) from continuing operations	$0.44	$(0.21)	$0.39	$(0.60)
Income from discontinued operations	-	0.03	-	0.06
	$0.44	$(0.18)	$0.39	$(0.54)

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING - Basic	5,750,250	5,227,840	5,598,687	4,330,208
OUTSTANDING - Diluted	7,983,227	5,227,840	7,463,252	4,330,208

The accompanying notes are an integral part of these consolidated financial statements.

MARATHON PATENT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	FOR THE NINE MONTHS	FOR THE NINE MONTHS
	ENDED	ENDED
	SEPTEMBER 30, 2014	SEPTEMBER 30, 2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$2,923,742	$(2,351,355)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	4,357	1,944
Amortization of patents and website	2,872,638	860,657
Amortization of expenses connected to equity to be issued for services	355,711	121,564
Net reversal of expense related to forfeiture of unvested stock	(179,708)	-
Impairment of Goodwill	2,144,488	-
Deferred tax asset	(1,949,401)	-
Income tax payable	467,997	-
Stock based compensation relating to warrants	31,182	94,930
Stock based compensation	2,070,813	1,347,774
Non-cash revenue	-	(1,000,000)
Non-cash other income	(3,930)	-
Realized loss - available for sale	-	38,819
Gain on sale of assets of discontinued operations	-	(168,216)
Other non-cash adjustments	24,994	-

Changes in operating assets and liabilities
Accounts receivable	(10,182,950)	(330,000)
Assets of discontinued operations - current portion	-	82,145
Prepaid expenses and other current assets	(207,182)	39,000
Accounts payable and accrued expenses	4,860,286	315,394

Net cash provided by (used in) operating activities	3,233,037	(947,344)

Cash flows from investing activities:
Acquisition of patents	(6,850,800)	(1,950,000)
Purchase of property, equipment, and other intangible assets	(24,903)	(10,000)
Proceeds received from sale of marketable securities	-	129,397
Sale of real estate property (discontinued operations)	-	1,052,320
Capitalized cost related to improvements of real estate property (discontinued operations)	-	(16,750)
Net cash used in investing activities	(6,875,703)	(795,033)

Cash flows from financing activities:
Payment on note payable in connection with the acquisition of IP Liquidity	(937,500)	-
Payment on note payable in connection with the acquisition of Cyberfone Systems, LLC	-	(500,000)
Proceeds from sale of preferred and common stock, net of issuance costs	6,388,266	5,752,596
Cash received upon exercise of warrant	138,222	-
Net cash provided by financing activities	5,588,988	5,252,596

Net increase in cash	1,946,322	3,510,219

Cash at beginning of period	3,610,262	2,354,169

Cash at end of period	$5,556,584	$5,864,388

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$20	$702

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued in connection with the acquisition of Cyberfone Systems, LLC	$-	$2,280,000
Common stock issued in connection with the acquisition of Clouding Corp	$281,000	$-
Earn-out liability in connection with the acquisition of Clouding Corp	$13,119,000	$-
Common stock granted in connection with the acquisition of TLI Communications, LLC	$817,800	$-
Series B Convertible Preferred Stock issued in connection with the acquisition of Dynamic Advances LLC	$1,403,690	$-
Series B Convertible Preferred Stock issued in connection with the acquisition of IP Liquidity Ventures, LLC	$1,403,690	$-
Common stock issued in connection with the acquisition of Selene Communication Technologies	$980,000	$-
Value of warrants pertaining to equity issuance	$11,595	$11,595
Notes payable issued in connection with the acquisition of IP Liquidity Ventures, LLC, Dynamic Advances, LLC, Selene Communication Technologies, LLC, and Clouding Corp	$7,000,000	$-
Common Stock issued for prepaid services	$(298,301)	$441,256
Acquisition of patents in connection with a non-cash settlement	$-	$1,000,000

The accompanying notes are an integral part of these consolidated financial statements.

Marathon Patent Group
Reconciliation of GAAP to Non-GAAP Financials
(Unaudited)

	For the Three Months ended
	Sept. 30, 2014	June 30, 2014	Sept. 30, 2013
Net Income	$3,522,604	$(1,589,743)	$(935,320)
Non-GAAP
Provision for Income Taxes	(1,481,404)	-	-
Amortization of Intangible Assets	1,479,588	938,679	495,291
Equity-based Compensation	1,222,086	554,356	306,333
BCF	-	1,271,942	-
Impairment of Goodwill	2,144,488	-	-
Depreciation	1,452	1,417	833
Non-GAAP Net Income	$6,888,814	$1,176,650	$(132,863)

Weighted Average Common Shares Outstanding (Basic)	5,750,250	5,508,323	4,330,208

Non-GAAP Net Income per Common Share (Basic)	$1.20	$0.21	$(0.03)

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share ("EPS"), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Lastly, for financial reporting purposes, tax expense is required to be calculated without the excess tax benefit related to the exercise and vesting of equity-based incentive awards, however, the deduction related to the exercise and vesting of equity-based incentive awards is available to offset taxable income on our consolidated tax returns. Accordingly, the non-cash tax expense calculated without the excess benefit for financial statement purposes is credited to additional paid-in capital, not taxes payable, and does not represent a cash tax obligation. Management believes that providing a non-GAAP financial measure that excludes excess benefit related non-cash tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.

There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes significant non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense that are recurring, and will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.